UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 3, 2014

FUTUREFUEL CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-52577	20-3340900
(Commission File Number)	(IRS Employer Identification No.)

8235 Forsyth Blvd., Suite 400
St. Louis, Missouri 63105
(Address of Principal Executive Offices)

(805) 565-9800
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07     Submission of Matters to a Vote of Security Holders

On September 3, 2014, FutureFuel Corp. (NYSE: FF) (the “Company”) held its annual shareholders meeting, at which a quorum of its shareholders was present either in person or by proxy. The matters submitted to a vote of the Company’s shareholders were:

(1)	to elect three directors: Lee E. Mikles, Thomas R. Evans and Paul M. Manheim;

(2)	to ratify the appointment of RubinBrown LLP as the Company’s independent auditor for the year ending December 31, 2014; and

(3)	to make an advisory vote on the compensation of the Company’s named executive officers.

No other business was conducted at such meeting. Of the 43,606,117 shares of the Company’s common stock eligible to vote at the Company’s annual shareholder meeting, 41,967,097 shares were voted. The results of the voting were as follows:

Matter Voted Upon	Votes Cast For	Votes Cast Against	Votes Withheld	Abstentions	Broker Non-Votes
Election of Lee E. Mikles	34,393,007	n/a	1,569,476	0	6,004,614
Election of Thomas R. Evans	29,780,311	n/a	6,182,172	0	6,004,614
Election of Paul M. Manheim	35,762,781	n/a	199,702	0	6,004,614

Ratification of the appointment of RubinBrown LLP as the Company’s independent auditor for the year ending December 31, 2014	41,883,872	16,067	n/a	67,158	n/a

Advisory vote on the compensation of the Company’s named executive officers	32,120,107	2,287,092	n/a	1,555,284	n/a

As a result, all matters submitted to a vote of shareholders at the annual meeting were approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTUREFUEL CORP.

By:	/s/ Rose M. Sparks
Rose M. Sparks, Principal Financial Officer, CFO,
Principal Accounting Officer and Secretary

Date: September 16, 2014